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                                                                 EXHIBIT 11.1


                      COMPUTATION OF EARNINGS PER SHARE

The following table sets forth the computation of basic and diluted earnings (loss) per share as calculated in accordance with FASB 128.


                                                 2000                           1999                            1998
                                      --------------------------     ---------------------------     ---------------------------
                                         Basic         Diluted          Basic          Diluted           Basic         Diluted
NUMERATOR:

    Net loss from continuing
      operations                     $ (8,674,016)  $ (8,674,016)   $ (3,814,923)   $ (3,814,923)   $  (2,621,071)  $ (2,621,071)
    Net income from discontinued
      operations                                -              -       5,528,303       5,528,303        (103,091)       (103,091)
                                      -----------    -----------     -----------     -----------     -----------     -----------
Net income (loss)                    $ (8,674,016)  $ (8,674,016)   $  1,713,380    $  1,713,380    $ (2,724,162)   $ (2,724,162)
                                      ===========    ===========     ===========     ===========     ===========     ===========

DENOMINATOR:

    Weighted average shares
      outstanding                       8,544,105      8,544,105       6,803,471       6,803,471       7,095,937       7,095,937
    Stock options and warrants                  -              -               -               -               -               -
                                      -----------    -----------     -----------     -----------     -----------     -----------
Weighted average shares outstanding     8,544,105      8,544,105       6,803,471       6,803,471       7,095,937       7,095,937
                                      ===========    ===========     ===========     ===========     ===========     ===========


Earnings (loss) per share -
    continuing operations            $      (1.02)   $     (1.02)   $      (0.56)   $      (0.56)   $      (0.37)   $      (0.37)
Earnings (loss) per share -
    discontinued operations          $          -    $         -    $       0.81    $       0.81    $      (0.01)   $      (0.01)
                                      -----------    -----------     -----------     -----------     -----------     -----------
Earnings (loss) per share            $      (1.02)   $     (1.02)   $       0.25    $       0.25    $      (0.38)   $      (0.38)
                                      ===========    ===========     ===========     ===========     ===========     ===========

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